UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2009

EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 8.01	Other Events.

Equity One, Inc. (the “Company”) today announced that it has entered into a Stock Exchange Agreement dated as of January 9, 2009 (the “Agreement”) under which it will acquire up to 2,004,249 ordinary shares (“DIM Shares”) of DIM Vastgoed N.V. (“DIM”) from Homburg Invest Inc. (“Homburg”).  Under the Agreement, the Company will issue 866,373 shares (the “Company Shares”) of its Common Stock, par value $0.01 per share (“Common Stock”), in exchange for a total of 1,237,676 DIM Shares (including 86,400 DIM shares underlying depositary receipts), or an exchange ratio of 0.7 of a share of Common Stock per DIM Share, at an initial closing, expected to occur not later than January 14, 2009 (the “Initial Closing”).  In addition, the Company will obtain from Homburg voting rights with respect to depositary receipts for another 766,573 DIM Shares (the “Additional DIM Shares”) that Homburg has the right to acquire on October 1, 2010 and with respect to which Homburg has current voting rights.  As a result of the initial exchange and the voting rights agreement, the Company will have voting control over approximately 73.3% of DIM’s outstanding ordinary shares, including the approximately 4 million DIM Shares it already owns and excluding treasury shares.

In addition, the Exchange Agreement provides for the Company to acquire from Homburg the Additional DIM Shares (or depositary receipts related thereto) once they are acquired by Homburg at the same 0.7 exchange ratio (or an aggregate of 536,601 shares of Common Stock) once Homburg gives notice that it has acquired the Additional DIM Shares; provided, however, that the Company will not be obligated to exchange Common Stock for the Additional DIM Shares if the average trading price on the New York Stock Exchange for the Common Stock during the five trading days prior to the date of such notice (the “Five Day Average Price”) is greater than $20.00 per share, and Homburg can refuse to close if the Five Day Average Price is less than $16.50 per share.  Notwithstanding the foregoing, the Company will have the right to purchase the Additional DIM Shares (once acquired by Homburg) for cash at a purchase price of $11.50 per Additional DIM Share plus an amount equal to (x) 0.7 times the per share dividends paid on the Common Stock minus (y) an amount equal to the per share dividends paid on DIM ordinary shares from the date of the Initial Closing to the date immediately prior to the closing date for the purchase of the Additional DIM Shares.

The Company Shares are being issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on Homburg’s representation to the Company that it is an “accredited investor” as such term is defined by Rule 501(a) promulgated under the Securities Act.  Additionally, the Agreement provides for customary registration rights to permit Homburg to resell the Company Shares issued to it, and the Company has agreed to promptly file a resale prospectus supplement to its current shelf registration statement for that purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: January 12, 2009	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President,
General Counsel and Secretary